UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC  20549


                                FORM 8-K

                             CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported): January 4, 2007



                       Access Pharmaceuticals, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        Delaware                     0-9314                  83-0221517
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(State of Incorporation)    (Commission File Number)    (I.R.S. Employer

                                                        Identification No.)


     2600 Stemmons Freeway, Suite 176, Dallas, Texas             75207
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        (Address of principal executive offices)               (Zip Code)


   Registrant's telephone number, including area code: (214) 905-5100
                                                       --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01
Entry into a Material Definitive Agreement
Item 5.02
Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 8, 2007, the Company announced that Stephen R. Seiler has been named by the Company's Board of Directors as the Company's President and Chief Executive Officer and director, effective as of January 4, 2007 (the "Effective Date"). Mr. Seiler entered into an Employment Agreement with the Company, dated the Effective Date (the "Employment Agreement"). Mr. Seiler's title will be President and Chief Executive Officer. Mr. Seiler will be paid an annual salary of $350,000 and was granted stock options to purchase 500,000 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on the day preceding the Effective Date. Mr. Seiler's options will vest 25% on January 4, 2008 and monthly thereafter over a 36 month period. The stock options are granted from the Company's 2005 Equity Incentive Plan and the 2007 Supplemental Option Plan. Mr. Seiler is entitled to similar employee benefits as the Company's other executive officers. Under certain circumstances relating to a change of control of the Company, Mr. Seiler may be entitled to receive a payment equal to his annual salary, acceleration of options and extension of health care benefits.

Mr. Seiler, age 50, has until recently been Acting Chief Executive Officer of Effective Pharmaceuticals, Inc. and advising other companies in the healthcare field. From 2001 until 2004 he was Chief Executive Officer of Hybridon, Inc. (currently Idera Pharmaceuticals, Inc.). Mr. Seiler was Executive Vice President, Planning, Investment & Development at Elan Corporation plc from 1995 until 2001. He also worked as an investment banker at Paribus Capital Markets in both London and New York from 1991 to 1995 where he was founder and head of Paribas's pharmaceutical investment banking group. Mr. Seiler received a B.A. in History from the University of Notre Dame in 1977 and a J.D. from Georgetown University in 1980.

Also on January 8, 2007, the Company announced that Rosemary Mazanet, MD, PhD, director, resigned as Acting CEO of the Company was appointed Vice-Chairman of the Company's Board of Directors, as of the Effective Date.

Also on January 8, 2007, the Company announced that David P. Luci was appointed a member of the Company's Board of Directors and Audit Committee Chairman, as of the Effective Date.

Mr. Luci is Executive Vice President and General Counsel of Bioenvision, Inc., a product-oriented biopharmaceutical company.
He has been with Bioenvision from 2002 to the present and served as its CFO until December 31, 2006. From 1994 to 2002 he was an Associate with Paul, Hastings, Janofsky & Walker LLP. Prior to that time he was a Senior Auditor with Ernst & Young LLP. Mr. Luci holds a BS in Business Administration and a JD from Albany Law School of Union University.

A press release is attached as Exhibit 99.1 to this report and is Incorporated herein by this reference, in which the Company announced its new President and CEO, Stephen R. Seiler, its new Vice-Chairman of its Board of Directors, Rosemary Mazanet, MD, PhD, and its new director David P. Luci.

                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Access Pharmaceuticals, Inc.
                                                 (Registrant)

                                          By: /s/ Stephen B. Thompson
                                             ------------------
                                              Stephen B. Thompson
                                              Vice President and
                                              Chief Financial Officer

Dated January 8, 2007

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